HEI Exhibit 99.1

SEVENTH AMENDMENT TO TRUST AGREEMENT BETWEEN
HAWAIIAN ELECTRIC INDUSTRIES, INC. AND
FIDELITY MANAGEMENT TRUST COMPANY

          THIS SEVENTH AMENDMENT TO TRUST AGREEMENT, is made and entered into July 1, 2002, and is effective on that date unless otherwise noted below, by and between Fidelity Management Trust Company (the “Trustee”) and Hawaiian Electric Industries, Inc. (the “Sponsor”);

WITNESSETH:

          WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated February 1, 2000, and amended August 1, 2000, November 1, 2000, April 1, 2001, December 31, 2001, January 1, 2002 and April 1, 2002 (the “Trust Agreement”) for the Hawaiian Electric Industries Retirement Savings Plan (the “Plan”); and

          WHEREAS, the Sponsor desires to revise the disbursement and loan procedures; and

          WHEREAS, on October 1, 2002, the Sponsor wishes to add as an investment option under the Plan, the T. Rowe Price Small-Cap Stock Fund; and

          WHEREAS, on December 1, 2002, the Sponsor wishes to disallow future contributions to the PBHG Emerging Growth Fund and redirect future contributions to the ASB Money Market Account; and

          WHEREAS, on September 30, 2003, the Sponsor wishes to remove as an investment option under the Plan, the PBHG Emerging Growth Fund; and

          WHEREAS, the Sponsor now desires, and hereby directs the Trustee, in accordance with Section 4(b) and 7(b), to liquidate all participant balances held in the PBHG Emerging Growth Fund on September 30, 2003, and to invest the proceeds in the ASB Money Market Account. The parties hereto agree that the Trustee shall have no discretionary authority with respect to this sale and transfer directed by the Sponsor.  Any variation from the procedure described herein may be instituted only at the express written directions of the Sponsor; and

          WHEREAS, in furtherance of the foregoing, the Sponsor and the Trustee desire to amend said Trust Agreement as provided for in Section 13 thereunder;

          NOW THEREFORE, in consideration of the above premises, the Sponsor and the Trustee hereby amend the Trust Agreement by:

(1)	Amending and restating Schedules “A”, “B” and “C” in their entirety, as attached hereto.

(2)	Amending and restating Section 3, Disbursements, in its entirety, as follows:

Section 3. Disbursements.

(a) Administrator-Directed Disbursements.

The Trustee shall make disbursements in the amounts and in the manner that the Administrator directs from time to time in writing.  The Trustee shall have no responsibility to ascertain such direction’s compliance with the terms of the Plan (except to the extent the terms of the Plan have been communicated to the Trustee in writing) or of any applicable law or the direction’s effect for tax purposes or otherwise; nor shall the Trustee have any responsibility to see to the application of any disbursement.

(b) Participant Withdrawal Requests.

The Sponsor hereby directs that, pursuant to the Plan, a participant withdrawal request (in-service or full withdrawal) may be made by the participant by telephone or such other electronic means as may be agreed to from time to time by the Sponsor and Trustee, and the Trustee shall process such request only after the identity of the Participant is verified by use of a PIN and social security number or such other personal identifier as may be agreed to from time to time by the Sponsor and the Trustee. The Trustee shall process such withdrawal in accordance with the rules for electronic provision of participant notices and consents to withdrawals set forth in Section 1.411(a)-11(g) of the Treasury Regulations and written guidelines provided by the Sponsor and documented in the Plan Administration Manual.  In the case of a hardship withdrawal request, the Trustee shall forward the withdrawal document to the participant for execution and submission for approval to the Administrator.  The Administrator shall have the responsibility for approving the withdrawal and instructing the Trustee to send the proceeds to the Administrator or to the Participant.

(c) Limitations.

The Trustee shall not be required to make any disbursement in excess of the net realizable value of the assets of the Trust at the time of the disbursement. The Trustee shall be required to make all disbursements in accordance with the applicable source and fund withdrawal hierarchy and as documented in the Plan Administration Manual, unless the Administrator has provided a written direction to the contrary.

(3)	Amending and restating Section 4(j), Loans, in its entirety, as follows:

(j) Participant Loans

(i) In General.

The Administrator shall act as the Trustee’s agent for loan notes and as such shall (i) separately account for repayments of such loans and clearly identify such assets as Plan assets and (ii) collect and remit all principal and interest payments from active employees to the Trustee.  To originate a loan, the participant shall direct the Trustee as to the term and amount of the loan to be made from the participant’s individual account.  Such directions shall be made by participants by use of the system maintained for such purpose by the Trustee or its agent.  The Trustee shall determine, based on the current value of the participant’s account on the date of the request and any guidelines provided by the Sponsor, the amount available for the loan.  Based on the interest rate supplied by the Sponsor in accordance with the terms of the Plan, the Trustee shall advise the participant of such interest rate, as well as the installment payment amounts. Except as provided in subsection (ii), below, the Trustee shall distribute the loan agreement and truth-in-lending disclosure with the proceeds check to the participant.  To facilitate recordkeeping, the Trustee may destroy the original of any proceeds check (including the promissory note) made in connection with a loan to a participant under the Plan, provided that the Trustee or its agent first creates a duplicate by a photographic or optical scanning or other process yielding a reasonable and legible facsimile of the proceeds check (including the promissory note) and the participant’s signature thereon, which duplicate may be reduced or enlarged in size from the actual size of the original. The Trustee will make legible copies of participant loan documentation available to the Administrator upon request for audit and other purposes.

(iii) Loans for the Purchase of a Primary Residence and Hardship Loans.

In the case of loans used to purchase a primary residence or for hardship loans, the Administrator shall act as the Trustee’s agent for the purpose of holding all trust investments in loan notes and related documentation and as such shall (i) hold physical custody of and keep safe the notes and other loan documents, (ii) separately account for repayments of such loans and clearly identify such assets as Plan assets, (iii) collect and remit all principal and interest payments from active employees to the Trustee, and (iv) cancel and surrender the notes and other loan documentation when a loan has been paid in full.  To originate a loan to purchase a primary residence or a hardship loan, the participant shall direct the Trustee as to the term and amount of the loan desired by the participant from the participant’s individual account.  Such directions shall be made by participants by use of the system maintained for such purpose by the Trustee or its agent.  The Trustee shall determine, based on the current value of the participant’s account on the date of the request and any guidelines provided by the Sponsor, the amount available for the loan.  Based on the interest rate supplied by the Sponsor in accordance with the terms of the Plan, the Trustee shall advise the participant of such interest rate, as well as the installment payment amounts.  The Trustee shall forward the loan documentation (including truth-in-lending disclosure) to the participant for execution and submission for approval to the Administrator.  The Administrator shall have the responsibility for approving or rejecting the loan request and directing the Trustee to send the loan proceeds of approved loans to the Administrator or to the participant.  In all cases, approval or disapproval by the Administrator shall be made within thirty (30) days of the participant’s initial request (the origination date).

          IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Seventh Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

HAWAIIAN ELECTRIC INDUSTRIES, INC. BY: HAWAIIAN ELECTRIC INDUSTRIES, INC. PENSION INVESTMENT COMMITTEE				FIDELITY MANAGEMENT TRUST COMPANY

By:	/s/ ROBERT F.MOUGEOT	7/3/02	By:	/s/ ROBERTA COEN	8/6/02

	Robert F. Mougeot Chairman	Date		Authorized FMTC Signatory	Date

By:	/s/ ROBERT F. CLARKE	7/3/02

	Robert F. Clarke Member	Date

Schedule “A”

ADMINISTRATIVE SERVICES

Administration

• Establishment and maintenance of participant account and election percentages.

• Maintenance of the following plan investment options:

•	Fidelity Retirement Money Market Portfolio
•	ASB Money Market Account
•	HEI Common Stock Fund
•	Fidelity Puritan® Fund
•	Fidelity Magellan® Fund
•	Fidelity Overseas Fund
•	Fidelity Freedom 2000 Fund®
•	Fidelity Freedom 2010 Fund®
•	Fidelity Freedom 2020 Fund®
•	Fidelity Freedom 2030 Fund®
•	Fidelity Freedom 2040 Fund®
•	Fidelity Freedom Income Fund®
•	Spartan U.S. Equity Index Fund
•	MSIF Trust Value Portfolio – Adviser Class
•	Neuberger Berman Partners Fund – Trust Class
•	PBHG Emerging Growth Fund (frozen to new investments effective December 1, 2002, deleted effective September 30, 2003)
•	Fidelity U.S. Bond Index Fund
•	INVESCO Dynamics Fund
•	T. Rowe Price Small-Cap Stock Fund (added effective October 1, 2002)

• Maintenance of the following money classifications:

•	Salary Reduction
•	Participant Voluntary
•	Rollover
•	HEI Diversified Plan
•	Employer ASB
•	Employer Supplemental
•	IRA
•	Voluntary HEISOP
•	Employer HEISOP
•	Employer BIA
•	Employee Pre-Tax Catch Up
•	After Tax Rollover

•	Processing of investment option trades

•	Establishment and maintenance of participant loans

                        The Trustee will provide only the recordkeeping and administrative services set forth on this Schedule “A” and no others.

Processing

•	Weekly processing of contribution data and contributions
•	Daily processing of transfers and changes of future allocations via the telephone exchange system or by such other means as the Sponsor and Trustee may agree to from time to time

•	Daily and weekly processing of participant data updates via the Plan Sponsor Webstation or by such other means as the Sponsor and Trustee may agree to from time to time
•	Processing of rollovers
•	Processing of excess contributions and deferrals
•	Process in-service and full withdrawals due to certain circumstances previously approved by the Sponsor
•	Process hardship withdrawals as directed and approved by the Sponsor.
•	For general loans:Consult with Participants on various loan scenarios and generate all documentation.
•	For home loans and hardship loans: Process loan requests as directed by the Sponsor.

Other

•	Reports
•	Monthly trial balance
•	Monthly loan reports
•	Quarterly administrative reports
•	Quarterly participant statements via paper or electronic copy

Financial Reporting

•	1099Rs
•	Assist in the preparation of Form 5500

Account Segregation

•	Account segregation for Qualified Domestic Relations Orders (“QDRO”) as directed by Sponsor
•	Account segregation for named beneficiary(ies) due to a participant’s death as directed by Sponsor

Internet Services

•	Plan Sponsor Webstation

•

Fidelity PortfolioPlannerSM, an internet-based educational service for participants that generates target asset allocations and model portfolios customized to investment options in the Plan(s) based upon methodology provided by Strategic Advisers, Inc., an affiliate of the Trustee.  The Sponsor acknowledges that it has received the ADV Part II for Strategic Advisers, Inc. more than 48 hours prior to executing the Trust amendment.

•	NetBenefitsSM

Processing Services

•	Minimum Required Distribution (“MRD”) service
•

De minimis Distributions:  After a participant terminates employment and is eligible for a distribution, the Trustee will determine whether the vested account balance exceeds $5,000, or exceeds $5,000 at the end of the warning period (at least 30 days, but not more than 70 days, from the determination date).  If not, the Trustee will process a mandatory and immediate cashout, subject only to the requirement to offer a rollover opportunity and to allow participants with balances in the HEI Common Stock Fund to elect distribution of such balances in the form of HEI Common Stock.  The $5,000 threshold will be determined based on criteria provided by the Sponsor and will increase or decrease as Congress may from time to time amend this threshold in Code Section 411(a)(11).

Miscellaneous Services

•	Periodic meetings with Sponsor
•	Educational services as needed and mutually agreed upon by the Trustee and the Sponsor
•	Provide employee communications describing available investment options, including multimedia informational materials and group presentations
•

Change of Address by Telephone:  The Trustee shall allow terminated and retired Participants and alternate payees  of terminated and retired Participants, to make address changes via Fidelity’s toll-free telephone service.

•

Loan Coupons:  For terminated and retired Participants with outstanding loans:  The Trustee shall provide to these Participants a loan coupon book for the purpose of scheduling and processing loan repayments.

HAWAIIAN ELECTRIC INDUSTRIES, INC. BY: HAWAIIAN ELECTRIC INDUSTRIES, INC. PENSION INVESTMENT COMMITTEE				FIDELITY MANAGEMENT TRUST COMPANY

By:	/s/ ROBERT F.MOUGEOT	7/3/02	By:	/s/ ROBERTA COEN	8/6/02

	Robert F. Mougeot Chairman	Date		Authorized FMTC Signatory	Date

By:	/s/ ROBERT F. CLARKE	7/3/02

	Robert F. Clarke Member	Date

Schedule “B”

FEE SCHEDULE

Recordkeeping Fees

* Annual Participation Fee:	$0 per participant.

* Minimum Required Distribution (MRD):	$25.00 per MRD recipient per year.

* Plan Establishment Fee:	$2,500.00

* Loan Fee:	Establishment fee of $35.00 per loan account; annual fee of $15.00 per loan account.**

* Plan Sponsor WebStation (PSW):	All User ID fees waived.

* NetBenefits:	All User ID fees waived.

* Non-Fidelity Mutual Funds:

.35% annual administrative fee on the following Non-Fidelity Mutual Fund assets which are equity/balanced funds:  MSIF Trust Value Portfolio – Adviser Class; Neuberger Berman Partners Fund-Trust Class and the PBHG Emerging Growth Fund; .25% annual administration fee plus an $8.00 per participant fee, subject to a maximum total fee of .35%, on all INVESCO Dynamics Fund assets (to be paid by the Non-Fidelity Mutual Fund vendor); 0% annual administration fee on the T. Rowe Price Small Cap Stock Fund.

* Other Fees: Separate charges for optional nondiscrimination testing, extraordinary expenses resulting from large numbers of simultaneous manual transactions, from errors not caused by Fidelity, reports not contemplated in this Agreement, corporate actions, or the provision of communications materials in hard copy which are also accessible to participants via electronic services in the event that the provision of such material in hard copy would result in an additional expense deemed to be material.

** This fee will be imposed pro rata for each calendar quarter, or any part thereof, that it remains necessary to keep a participant’s loan(s) as part of the Plan’s records through the calendar year end for 1099R reporting.

Trustee Fees

Investment Options
* Sponsor Stock:

0.10% per annum of such assets in the Trust payable quarterly on the basis of such assets as of the average market value for each calendar quarter.  In no event will the fee be less than $10,000 nor more than $35,000 per year.

Dividend Pass-Through Fee

•	$8,000 per year, payable pro rata quarterly.
•	$5,000 implementation fee.
•	$7 for each dividend check that is cut.
•	This fee is based on the following assumptions, in addition to those set forth in the Note section:

•	Dividends will be distributed quarterly
•	The default option for receiving dividends will be reinvestment into the Stock Fund.

* Others:	None.

Note:   These fees have been negotiated and accepted based on the following Plan characteristics, as of 3/22/01: 1 plan in the relationship, plan assets of $189.9 million, participation of 3,152 participants, Sponsor Stock assets of $44.6 million, total Fidelity actively managed Mutual Fund assets of $105.4 million, total Fidelity nonactively managed Mutual Fund assets of $16.4 million, total Non-Fidelity Mutual Funds and ASB MMA assets of $23.5 million, projected net cash flows of $0.0 million per year, and up to 18 investment options.  Subject to Section 13 of the Trust Agreement, fees will be subject to review when the Sponsor requests a change to the Plan and/or the Plan characteristics have changed by +/- 10%.

HAWAIIAN ELECTRIC INDUSTRIES, INC. BY: HAWAIIAN ELECTRIC INDUSTRIES, INC. PENSION INVESTMENT COMMITTEE				FIDELITY MANAGEMENT TRUST COMPANY

By:	/s/ ROBERT F.MOUGEOT	7/3/02	By:	/s/ ROBERTA COEN	8/6/02

	Robert F. Mougeot Chairman	Date		Authorized FMTC Signatory	Date

By:	/s/ ROBERT F. CLARKE	7/3/02

	Robert F. Clarke Member	Date

Schedule “C”

INVESTMENT OPTIONS

          In accordance with Section 4(b), the Named Fiduciary hereby directs the Trustee that participants’ individual accounts may be invested in the following investment options:

•	Fidelity Retirement Money Market Portfolio
•	ASB Money Market Account
•	HEI Common Stock Fund
•	Fidelity Puritan® Fund
•	Fidelity Magellan® Fund
•	Fidelity Overseas Fund
•	Fidelity Freedom 2000 Fund®
•	Fidelity Freedom 2010 Fund®
•	Fidelity Freedom 2020 Fund®
•	Fidelity Freedom 2030 Fund®
•	Fidelity Freedom 2040 Fund®
•	Fidelity Freedom Income Fund®
•	Spartan U.S. Equity Index Fund
•	MSIF Trust Value Portfolio – Adviser Class
•	Neuberger Berman Partners Fund – Trust Class
•	PBHG Emerging Growth Fund (frozen to new investments effective December 1, 2002, deleted effective September 30, 2003)
•	Fidelity U.S. Bond Index Fund
•	INVESCO Dynamics Fund
•	T. Rowe Price Small-Cap Stock Fund (added effective October 1, 2002)

         The investment option referred to in Section 4(c) and Section 4(d)(v)(B)(5) shall be the ASB Money Market Account.

HAWAIIAN ELECTRIC INDUSTRIES, INC. BY: HAWAIIAN ELECTRIC INDUSTRIES, INC. PENSION INVESTMENT COMMITTEE

By:	/s/ ROBERT F.MOUGEOT	7/3/02

	Robert F. Mougeot Chairman	Date

By:	/s/ ROBERT F. CLARKE	7/3/02

	Robert F. Clarke Member	Date